REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Diverse Networks, Inc.
Houston, Texas

We have audited the accompanying balance sheets of Diverse Networks, Inc., as of December 31, 2004 and 2003 and the related statements of operations, stockholders' equity, and cash flows for each of the years then ended. These financial statements are the responsibility of Diverse Networks, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diverse Networks, Inc., as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.



MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

February 1, 2006

                             Diverse Networks, Inc.
                                 Balance Sheets
                           December 31, 2004 and 2003


                                     Assets
                                     ------

                                                                  2004         2003
                                                               ----------   ----------
Current assets
  Cash and cash equivalents                                    $  238,235   $  542,858
  Accounts receivable                                             480,477      632,555
  Federal income taxes receivable                                  86,642          333
  Prepaid expenses                                                 18,644       11,493
                                                               ----------   ----------
      Total current assets                                        823,998    1,187,239

  Property and equipment, net                                     351,025      477,364
  Software, net                                                    53,223       57,579
  Deposits                                                         14,375       14,375
                                                               ----------   ----------
    Total assets                                               $1,242,621   $1,736,557
                                                               ==========   ==========

                      Liabilities and Stockholders' Equity
                      ------------------------------------

Current liabilities
  Accounts payable                                             $   52,114   $   37,127
  Accrued expenses and other                                      496,137      706,784
  Stockholder loan                                                300,000      300,000
  Deferred tax liability                                           61,466      132,411
  Capital lease - current portion                                   9,690           --
                                                               ----------   ----------
      Total current liabilities                                   919,407    1,176,322

 Long-term liabilities
    Capital lease - net of current portion                         15,052           --

Stockholders' equity
  Common stock - No par value; 40,000,000 shares authorized;
   5,005,000 and 5,000,000 shares issued and outstanding          300,060       25,000
  Retained earnings                                                 8,102      535,235
                                                               ----------   ----------
      Total stockholders' equity                                  308,162      560,235
                                                               ----------   ----------

      Total liabilities and stockholders' equity               $1,242,621   $1,736,557
                                                               ==========   ==========

                 See accompanying summary of accounting policies
                     and notes to the financial statements.

                             Diverse Networks, Inc.
                            Statements of Operations
                 For the Years Ended December 31, 2004 and 2003


                                                                        2004          2003
                                                                    -----------    -----------
Revenues                                                            $ 6,589,736    $ 6,919,641

Cost of goods sold                                                    4,632,597      4,024,696
                                                                    -----------    -----------
    Gross profit                                                      1,957,139      2,894,945

General and administrative expenses                                   2,329,207      2,477,496
Depreciation and amortization                                           189,311        179,297
                                                                    -----------    -----------
    Total operating expenses                                          2,518,518      2,656,793

      Net income (loss) from operations                                (561,379)       238,152

Other income (expense)
  Interest income                                                         4,750          3,527
  Interest expense                                                      (30,410)       (49,853)
  Other income                                                               --            620
                                                                    -----------    -----------
    Total other income (expense)                                        (25,660)       (45,706)
                                                                    -----------    -----------

      Net income (loss) before income taxes                            (587,039)       192,446

 Income tax expense
    Current                                                             (55,251)        99,618
    Deferred                                                             (4,655)            --
                                                                    -----------    -----------
                                                                        (59,906)        99,618
                                                                    -----------    -----------

      Net income (loss)                                             $  (527,133)   $    92,828
                                                                    ===========    ===========

Earnings (loss) per share, basic and diluted                        $     (0.11)   $      0.02
                                                                    ===========    ===========

Weighted average number of shares outstanding (basic and diluted)     5,003,685      5,000,000
                                                                    ===========    ===========


                 See accompanying summary of accounting policies
                     and notes to the financial statements.

                             Diverse Networks, Inc.
                            Statements of Cash Flows
                 For the Years Ended December 31, 2004 and 2003

                                                                    2004         2003
                                                                 ----------    ----------
Cash flows from operating activities
  Net income (loss)                                              $ (527,133)   $   92,828
  Adjustments to reconcile net income to net cash
    provided by operating activities
      Depreciation                                                  155,760       151,106
      Amortization                                                   33,551        28,191
      Modification of warrants                                      270,060            --
      Deferred income tax                                           (70,945)           --
Changes in assets and liabilities
  (Increase) decrease:
      Accounts receivable                                           152,078        59,949
      Prepaid expenses                                               (7,151)      (10,411)
      Federal income tax receivable                                 (86,309)      248,100
      Other assets                                                       --            76
  Increase (decrease):
        Accounts payable                                             14,987        37,127
        Accrued expenses and other                                 (210,647)      221,963
                                                                 ----------    ----------
          Net cash provided by (used in) operating activities      (275,749)      828,929

Cash flows from investing activities
  Purchase of property, equipment and software                      (58,616)     (211,391)
                                                                 ----------    ----------
          Net cash used in investing activities                     (58,616)     (211,391)

Cash flows from financing activities
  Payments on shareholder loans                                          --      (200,000)
  Proceeds from capital lease obligation                             29,888            --
  Payments on capital lease obligations                              (5,146)           --
  Proceeds from exercise of stock options                             5,000            --
                                                                 ----------    ----------
          Net cash provided by (used in) financing activities        29,742      (200,000)
                                                                 ----------    ----------

          Net increase (decrease) in cash and cash equivalents     (304,623)      417,538

Cash and cash equivalents - beginning of year                       542,858       125,320
                                                                 ----------    ----------

Cash and cash equivalents - end of year                          $  238,235    $  542,858
                                                                 ==========    ==========

Supplemental disclosures of cash flow information
  Income taxes paid                                              $       --    $  100,000
                                                                 ==========    ==========
  Interest paid                                                  $   30,410    $   49,853
                                                                 ==========    ==========


                 See accompanying summary of accounting policies
                     and notes to the financial statements.

                             Diverse Networks, Inc.
                       Statements of Stockholders' Equity
                 For the Years Ended December 31, 2004 and 2003


                                       Common Stock        Retained
                                    Shares       Amount    Earnings       Totals
                                   ---------   ---------   ---------    ---------
Balances,
December 31, 2002                  5,000,000   $  25,000   $ 442,407    $ 467,407

Net income                                --          --      92,828       92,828
                                   ---------   ---------   ---------    ---------
Balances,
December 31, 2003                  5,000,000      25,000     535,235      560,235

Stock options exercised                5,000       5,000          --        5,000
Modification of employee options                 270,060                  270,060
Net loss                                  --          --    (527,133)    (527,133)
                                   ---------   ---------   ---------    ---------
Balances,
December 31, 2004                  5,005,000   $ 300,060   $   8,102    $ 308,162
                                   =========   =========   =========    =========


                 See accompanying summary of accounting policies
                     and notes to the financial statements.

                             Diverse Networks, Inc.
                        Notes to the Financial Statements



1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Company Operations

      Diverse Networks, Inc. (the Company) was incorporated in Texas on September 18, 1998. The Company is based in Houston, Texas and provides technical, operational, consulting and engineering services to various companies with respect to wired and wireless communication networks. Such services include design engineering, operational analysis, and outsourcing of service management. The Company is particularly oriented to services utilizing wireless technologies for data transport.

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Accounting Method

      The Company's financial statements are prepared using the accrual basis under generally accepted accounting principles.

      Cash and Cash Equivalents

      Cash and cash equivalents consist primarily of cash on deposits and highly liquid investments with original maturities of three months or less.

      Accounts Receivable

      The Company analyzes current accounts receivable for collectibility based on historical bad debt, customer credit-worthiness, the current business environment and historical experience with the customer. Based on this analysis the Company has determined that no allowance for doubtful accounts is required.

      Revenue Recognition

      The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.


      Concentrations of Credit Risk

      The Company's cash and cash equivalents are temporarily invested in high quality institutions. At times, such investments may be in excess of FDIC insurance limits. Financial instruments that potentially subject the Company to credit risk also include trade accounts receivable.

      Property, Equipment, Improvements and Software

      Property, equipment, improvements and software are stated at acquisition cost and are depreciated using accelerated methods over useful lives as follows:

                Assets                                    Life (Years)
                ------                                    ------------
      Computer and Equipment                                     3
      Furniture and Fixtures                                   5-7
      Leasehold Improvements                                    10
      Software                                                   3

      Property and equipment are summarized as follows:           2004           2003
                                                               ---------      ---------
        Furniture and fixtures                                 $ 229,066      $ 239,739
        Computer equipment                                       452,574        370,335
        Leasehold improvements                                   259,385        301,530
                                                                 -------        -------
                                                                 941,025        911,604
        Less:  Accumulated depreciation                         (590,000)      (434,240)
                                                               ---------      ---------
          Total property and equipment and improvements        $ 351,025      $ 477,364
                                                               =========      =========

      Depreciation expense for the year ended December 31, 2004 and 2003 was $155,760 and $151,106, respectively.

      The cost and accumulated depreciation and amortization of property, equipment, improvements and software sold or otherwise disposed of are removed from the accounts and the resulting gain or loss is included in income in the period realized.

      Income Taxes

      Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

      Basic and Diluted Income (Loss) Per Share

      Basic and diluted income (loss) per share equals net income (loss) divided by weighted average shares outstanding during the period. Diluted income
      (loss) per share includes the impact of common stock equivalents using the treasury stock method when the effect is dilutive. There were no common stock equivalents during 2004 or 2003.

      Stock Options

      The Company accounts for employee stock options under the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations (APB 25). In accordance with APB 25, compensation cost for stock options is recognized in income based on the excess, if any, of the market price of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. Generally, the exercise price for stock options granted to employees equals or exceeds the fair market value of the Company's common stock at the date of grant, thereby resulting in no recognition of compensation expense by the Company.

      The following table illustrates the effect on net loss and earnings per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," (SFAS 123) to stock-based compensation.

                                                                  2004           2003
                                                              -----------    -----------
      Net income (loss) to common stockholders, as reported   $  (527,133)   $    92,828

      Deduct: Total stock-based employee/director
          compensation expense under the fair value based
          method for all awards, net of related tax effects       (56,813)       (72,276)
                                                              -----------    -----------

      Pro forma net income (loss)                             $  (583,926)   $    20,552
                                                              ===========    ===========

          Loss per share basic and diluted - as reported      $     (0.11)   $      0.02

          Loss per share basic and diluted - pro forma        $     (0.12)   $      0.00


      Shares used in basic and diluted loss per share           5,003,685      5,000,000


      New Accounting Pronouncements

      In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, (SFAS 123R). This statement replaces SFAS 123, supersedes APB 25, and amends SFAS95, Statement of Cash Flows. FAS-123R requires companies to apply a fair-value-based measurement method in accounting for shared-based payment transactions with employees and to record compensation cost for all stock awards granted after the required effective date and for awards modified, repurchased, or cancelled after that date. The scope of SFAS 123R encompasses a wide range of share-based compensation arrangements, including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. FAS-123R is effective for the Company on January 1, 2006. The Company is currently evaluating the effect that SFAS 123R will have on its financial position and results of operations.

2.    STOCK OPTIONS

      The Company has stock option plans, which provide for the granting of qualified and nonqualified options to employees of the Company. A maximum of 5,000,000 shares of common stock may be issued under the plans. The option price, number of shares, vesting schedule, holding period or other restrictions and grant dates are determined at the discretion of a committee appointed by the Company's board of directors. Options granted under the plans are exercisable for a period not to exceed ten years from the option grant date.

      A summary of option transactions during the year ended December 31, 2004 and 2003 is shown below:

                                                2004                             2003
                                   ------------------------------   ------------------------------
                                     Number      Weighted-Average    Number       Weighted-Average
                                    of Shares     Exercise Price    of Shares      Exercise Price
                                   ----------    ----------------   ----------    ----------------
      Outstanding at January 1      4,174,457              0.3185    3,981,909              0.3111
      Granted                          14,000              1.0000      346,000              0.5043
      Exercised                        (5,000)             0.5000           --                  --
      Canceled                       (297,905)             0.4547     (153,452)             0.4833
                                   ----------                       ----------

      Outstanding at December 31    3,885,552                        4,174,457
                                   ==========                       ==========

      Available for issuance at
          December 31               1,114,448                          748,906
                                   ==========                       ==========


        A summary of options outstanding as of December 31, 2004 is shown below:

                                         Weighted-Average
      Exercise    Number of Shares   Remaining Contractual Life   Number of Shares
        Price       Outstanding         of Shares Outstanding        Exercisable
      ---------   ----------------   --------------------------   ----------------
      $    0.01          2,091,011                    4.4 years          2,091,011
      $    0.50          1,207,958                    5.9 years          1,031,785
      $    1.00            586,583                    6.3 years            492,955
                  ----------------                                ----------------
                         3,885,552                                       3,615,751
                  ================                                ================

      The weighted-average estimated fair value of stock options granted during 2004 and 2003 was $0.20 and $0.20 per share, respectively. These amounts were determined using the Black-Scholes option-pricing model, which values options based on the stock price at the grant date, the expected life of the option, the estimated volatility of the stock, the expected dividend payments, and the risk-free interest rate over the expected life of the option. The assumptions used in the Black-Scholes model were as follows for stock options granted in 2004 and 2003:

           Risk-free interest rate                  1.66%-3.16%
           Expected life (years)                        10
           Expected dividends                          None
           Expected volatility                         137%

      The Black-Scholes option valuation model was developed for estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Because option valuation models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options, and the Company's options do not have the characteristics of traded options, the option valuation models do not necessarily provide a reliable measure of the fair value of its options.

      The terms of awards issued to employees state that awards are forfeited upon termination of employment with the Company. In October 2004, the Company modified the terms of certain awards issued to former employee in connection with their termination, such that the awards continue after termination of employment. The awards were fully vested at the time of modification. As a result of this modification, the Company recorded expense totaling $270,060 in fiscal 2004, representing the fair value of the options on the date of modification.

3.    LEASE COMMITMENTS

      The Company leases office space under an operating lease that expires May 2010. Rent expense totaled $337,295 and $360,127 for the year ended December 31, 2004 and 2003, respectively.

      The Company leases certain equipment under capital leases. The following is a schedule by years of future minimum lease payments as of December 31, 2004.

      Years ending December 31,
             2005                                          $ 10,911
             2006                                            10,911
             2007                                             4,845
                                                           --------
      Total minimum lease payments                           26,667
      Less amount representing interest                       1,925
                                                           --------
                                                             24,742
      Less current installments of obligations
        under capital leases                                  9,690
                                                           --------
      Long-term obligation under capital leases,
        with interest rate of 9.7%                         $ 15,052
                                                           ========

      Obligations under capital leases are collateralized by leased equipment.

      Future minimum payments under capital and operating leases as of December 31, 2004 are as follows:

             2005                                        $   153,132
             2006                                            262,512
             2007                                            262,512
             2008                                            262,512
             2009                                            262,512
             2010                                            109,338
                                                         -----------
                                                         $ 1,312,518
                                                         ===========

4.    EMPLOYEE RETIREMENT PLAN

      The Company maintains a plan under which eligible employees may elect to defer a portion of their annual compensation, up to a maximum of 50%, not to exceed $16,000 for the year 2004 or later years as adjusted for cost of living increases, pursuant to Section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate. The Company matches contributions on a discretionary basis as determined by the board of directors. Employees are 100% vested in their portion of the Company's contributions, if any. The Company contribution and expenses to the plan for the year ended December 31, 2004 was $129,246 and for the year ended December 31, 2003 was $125,758.

5.    SHAREHOLDER LOAN

      Shareholder loans are uncollateralized, $300,000, including interest at 10%, due in December, 2005.

6.    MAJOR CUSTOMER

      For the year ended December 31, 2004, the Company had four major customers, sales to which represent approximately 86% of the Company's revenues. For the year ended December 31, 2003, the Company had 4 major customers, sales to which represent approximately 95% of the Company's revenues.

7.    INCOME TAXES

      The following table presents the principal reasons for the difference between the Company's effective tax rates and the United States federal statutory income tax rate of 35% for 2004 and 2003:

                                                                  2004        2003
                                                               ---------    ---------
      Federal income tax expense (benefit) at statutory rate   $(205,464)   $  67,356
      Non-deductible expense                                      96,839        3,028
      Adjustments                                                 48,719       29,234
                                                               ---------    ---------
        Income tax expense (benefit)                           $ (59,906)   $  99,618
                                                               =========    =========

        Effective income tax rate                                      0%          39%
                                                               =========    =========

8.    SUBSEQUENT EVENT

      On December 2, 2005, the Company was acquired by the Jackson Rivers Company, a Florida corporation (JRC), through its wholly-owned subsidiary, JKRC Sub, Inc., a Texas corporation (JKRC), pursuant to merger agreement. Pursuant to the merger agreement, the Company merged with and into JKRC as the surviving corporation, and each share of the Company's common stock outstanding at the effective time of the merger was converted into the right to receive either (i) $0.21 in the form of a one-year 8% promissory note, or (ii) one share of a JRC Series B Preferred Stock, at the election of the Company's stockholder.

                             Diverse Networks, Inc.
                                 Balance Sheets
                               September 30, 2005
                                   (Unaudited)

                                     Assets
                                     ------

                                                                September 30,    December 31,
                                                                    2005             2004
                                                                -------------    -------------
Current assets
   Cash and cash equivalents                                    $     131,923    $     238,235
   Accounts receivable                                                290,952          480,477
   Federal income taxes receivable                                        333           86,642
   Prepaid expenses                                                    20,160           18,644
                                                                -------------    -------------
              Total current assets                                    443,368          823,998

   Property and equipment, net                                        251,437          351,025
   Software, net                                                       42,104           53,223
   Deposits                                                            14,375           14,375
                                                                -------------    -------------

          Total assets                                          $     751,284    $   1,242,621
                                                                =============    =============

                      Liabilities and Stockholders' Equity
                      ------------------------------------

Current liabilities
   Accounts payable                                             $      58,028    $      52,114
   Accrued expenses and other                                         117,881          496,137
   Deferred tax liability                                             123,075           61,466
   Stockholder loan                                                   233,182          300,000
   Capital lease - current portion                                      8,088            9,690
                                                                -------------    -------------
              Total current liabilities                               540,254          919,407

Long-term liabilities
   Capital lease - net of current portion                               9,875           15,052

Stockholders' equity
   Common stock - No par value; 40,000,000 shares authorized;
      5,005,000 shares issued and outstanding                         300,060          300,060
   Retained earnings (deficit)                                        (98,905)           8,102
                                                                -------------    -------------
              Total stockholders' equity                              201,155          308,162
                                                                -------------    -------------

              Total liabilities and stockholders' equity        $     751,284    $   1,242,621
                                                                =============    =============

                             Diverse Networks, Inc.
                            Statements of Operations
              For the Nine Months Ended September 30, 2005 and 2004
                                   (Unaudited)


                                                                        2005           2004
                                                                    -----------    -----------
Revenues                                                            $ 1,731,387    $ 5,408,692

Costs of goods sold                                                   1,055,706      3,788,448
                                                                    -----------    -----------

              Gross profit                                              675,681      1,620,244

General and administrative expenses                                     611,992      1,642,684
Depreciation and amortization                                           110,400        131,944
                                                                    -----------    -----------
    Total operating expenses                                            722,392      1,774,628


              Net loss from operations                                  (46,711)      (154,384)

Other income (expense)
   Interest income                                                          259          4,129
   Interest expense                                                     (26,184)       (23,286)
   Gain on sale of fixed asset                                              500             --
   Other income                                                          29,262             --
                                                                    -----------    -----------
                                                                          3,837        (19,157)
                                                                    -----------    -----------

              Net loss before income taxes                              (42,874)      (173,541)

Income tax expense
   Current                                                                   --             --
   Deferred                                                              64,133             --
                                                                    -----------    -----------
                                                                         64,133             --
                                                                    -----------    -----------

              Net loss                                              $  (107,007)   $  (173,541)
                                                                    ===========    ===========


Earnings (loss) per share, basic and diluted                        $     (0.02)   $     (0.03)
                                                                    ===========    ===========

Weighted average number of shares outstanding (basic and diluted)     5,005,000      5,003,242
                                                                    ===========    ===========

                             Diverse Networks, Inc.
                            Statements of Cash Flows
              For the Nine Months Ended September 30, 2005 and 2004
                                   (Unaudited)


                                                                       2005        2004
                                                                    ---------    ---------

Cash flows from operating activities
   Net loss                                                         $(107,007)   $(173,541)
   Adjustments to reconcile net income to net cash
      provided by operating activities
         Depreciation                                                  98,983      119,115
         Amortization                                                  11,417       12,829
   Changes in assets and liabilities (Increase) decrease:
         Accounts receivable                                          189,525      102,756
         Prepaid expenses                                              (1,516)    (188,880)
      Increase (decrease):
         Accounts payable                                               5,914      (37,127)
         Accrued expenses and other                                  (296,581)     (66,961)
                                                                    ---------    ---------
              Net cash used in operating activities                   (99,265)    (231,809)

Cash flows from investing activities
   Purchase of property, equipment and software                          (298)     (35,294)
                                                                    ---------    ---------
              Net cash provided by (used in) investing activities        (298)     (35,294)

Cash flows from financing activities
   Proceeds from short-term debt                                           --       18,643
   Proceeds from capital lease obligation                                  --       29,888
   Payments on capital lease obligations                               (6,779)      (2,813)
   Sale of common stock                                                    --        5,000
                                                                    ---------    ---------
              Net cash provided (used) by financing activities         (6,779)      50,718
                                                                    ---------    ---------

              Net decrease in cash and cash equivalents              (106,342)    (216,385)

Cash and cash equivalents - beginning of year                         238,235      542,858
                                                                    ---------    ---------

Cash and cash equivalents - end of period                           $ 131,893    $ 326,473
                                                                    =========    =========

Supplemental disclosures of cash flow information
   Income taxes paid                                                $      --    $      --
                                                                    =========    =========
   Interest paid                                                    $  26,184    $  23,286
                                                                    =========    =========

                             Diverse Networks, Inc.
                        Notes to the Financial Statements


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

      In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the nine-month period ended September 30, 2005, are not necessarily indicative of the results that may be expected for the year ended December 31, 2005. The unaudited financial statements should be read in conjunction with the December 31, 2004 financial statements and footnotes thereto included in Form 8-K filed with the SEC.

2.    STOCK OPTIONS

      The Company accounts for employee stock options under the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations (APB 25). In accordance with APB 25, compensation cost for stock options is recognized in income based on the excess, if any, of the market price of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. Generally, the exercise price for stock options granted to employees equals or exceeds the fair market value of the Company's common stock at the date of grant, thereby resulting in no recognition of compensation expense by the Company.

      The following table illustrates the effect on net loss and earnings per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," (SFAS 123) to stock-based compensation.

                                                            2004           2003
                                                        -----------    -----------
Net income (loss) to common stockholders, as reported   $  (107,007)   $  (173,541)

Deduct: Total stock-based employee/director
    compensation expense under the fair value based
    method for all awards, net of related tax effects       (42,610)       (54,207)
                                                        -----------    -----------

Pro forma net income (loss)                             $  (149,617)   $  (227,748)
                                                        ===========    ===========

    Loss per share basic and diluted - as reported      $     (0.02)   $     (0.03)
    Loss per share basic and diluted - pro forma        $     (0.03)   $     (0.05)
Shares used in basic and diluted loss per share           5,005,000      5,003,242


3.    SUBSEQUENT EVENT

      On December 2, 2005, the Company was acquired by the Jackson Rivers Company, a Florida corporation (JRC), through its wholly-owned subsidiary, JKRC Sub, Inc., a Texas corporation (JKRC), pursuant to merger agreement. Pursuant to the merger agreement, the Company merged with and into JKRC as the surviving corporation, and each share of the Company's common stock outstanding at the effective time of the merger was converted into the right to receive either (i) $0.21 in the form of a one-year 8% promissory note, or (ii) one share of a JRC Series B Preferred Stock, at the election of the Company's stockholder.


                                       16